UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015
_______________________

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately prior to the 2015 Annual Meeting of Shareholders (the "2015 Annual Meeting") of IDACORP, Inc. ("IDACORP") held in Boise, Idaho on May 21, 2015, Mr. Jan Packwood, Ms. Joan Smith, and Mr. Tom Wilford retired from the boards of directors of IDACORP and its primary subsidiary, Idaho Power Company ("Idaho Power"). Mr. Packwood's, Ms. Smith's, and Mr. Wilford's retirements were in accordance with IDACORP's and Idaho Power's bylaws and corporate governance guidelines, which impose a mandatory director retirement age of 72. Contemporaneous with his retirement from the boards of directors of IDACORP and Idaho Power, Mr. Packwood retired from the boards of directors of IDACORP Financial Services, Inc. and Ida-West Energy Company, which are subsidiaries of IDACORP.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting, five proposals were submitted to shareholders as described in IDACORP's definitive proxy statement, dated April 3, 2015, relating to the 2015 Annual Meeting. The proposals and the results of the shareholder votes were as follows:

Proposal to elect ten directors for one-year terms	For	Withheld	Broker Non-Votes
Darrel T. Anderson	38,212,285	317,699	5,612,944
Thomas E. Carlile	38,181,301	348,683	5,612,944
Richard J. Dahl	38,174,836	355,148	5,612,944
Ronald W. Jibson	38,110,364	419,620	5,612,944
Judith A. Johansen	38,176,763	353,221	5,612,944
Dennis L. Johnson	38,171,469	358,515	5,612,944
J. LaMont Keen	38,163,463	366,521	5,612,944
Christine King	38,068,497	461,487	5,612,944
Richard J. Navarro	38,184,725	345,259	5,612,944
Robert A. Tinstman	38,126,224	403,760	5,612,944
The nominations were made by the IDACORP Board of Directors. The nominees were current members of the IDACORP Board of Directors at the date of the 2015 Annual Meeting. All of IDACORP’s nominees were elected, with each nominee receiving a plurality of the votes cast. All members of the IDACORP Board of Directors are also members of the Idaho Power Board of Directors.

Advisory resolution to approve executive compensation	For	Against	Abstentions	Broker Non-Votes
	36,649,595	1,496,906	383,483	5,612,944
The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

Re-approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan for purposes of Internal Revenue Code Section 162(m)	For	Against	Abstentions	Broker Non-Votes
	37,216,241	977,292	336,450	5,612,944
The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

Re-approval of the IDACORP Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m)	For	Against	Abstentions	Broker Non-Votes
	37,579,830	572,430	377,723	5,612,944
The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

Proposal to ratify the appointment of Deloitte & Touche LLP as IDACORP’s independent registered public accounting firm for the year ending December 31, 2015	For	Against	Abstentions	Broker Non-Votes
	43,649,909	328,597	164,421	—
The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  May 26, 2015
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer